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                                                                    EXHIBIT 23.3

                                    CONSENT

     I, Joseph M. Clapp, hereby consent to be named as a director of Central Freight Lines, Inc., a Nevada corporation (the "Company"), in this registration statement on Form S-1 of the Company (including any and all amendments or supplements thereto).

Dated:    May 4, 1999


                         /s/ Joseph M. Clapp
                         -------------------
                             Joseph M. Clapp